Exhibit 10.1

CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made as of the 20th day of December 2017 (the “Effective Date”), by and among Tribune Publishing Company, LLC (the “Company”) and Merrick Ventures LLC (“Advisor”), and, solely for purposes of Sections 4, 5, 6 and 9-17, Michael W. Ferro, Jr. (“Ferro”), Merrick Media, LLC and tronc, Inc (“tronc”). Capitalized terms used without definition shall have the meaning set forth in the Securities Purchase Agreement by and among the Company, Merrick Media, LLC and the Executive, dated as of February 3, 2016 (as amended, the “Securities Purchase Agreement”).
WHEREAS, the Advisor is interested in providing certain management consulting, advice and technical services to the Company in regards to the Company’s business;
WHEREAS, the Company desires to procure certain management consulting, expertise and technical services from the Advisor pursuant to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:
1.    Engagement. The Company hereby engages the Advisor as an independent consultant on a non-exclusive basis to provide management expertise and technical services and the Advisor hereby accepts such engagement. The Advisor shall provide services that include but are not limited to investment relations, strategic planning, capital planning, growth initiatives, management development, customer and vendor relationships, other operational matters and various business relationship introductions. The Company acknowledges and agrees that it has an obligation to ensure that its resources will be available to provide assistance to the Advisor with respect to the services provided hereunder. The services provided hereunder are provided on a non-exclusive basis and shall be undertaken by the Advisor at the direction of the Chief Executive Officer of the Company.
1.Term and Termination.
2.1.    Term. The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2020, unless earlier terminated pursuant to Section 2.2 (the “Term”). Additionally, as of each December 31 hereafter, the Term of this Agreement shall be automatically extended for an additional one year period, unless prior to October 1 of any such year either the Company or the Advisor shall have given the other party written notice that no such further extension shall be granted. The Term shall refer to the initial Term or any subsequent extension of such Term thereafter.

2.2.    Termination for Material Breach. If either the Company or the Advisor shall determine that the other party has materially breached a material provision of this Agreement, such party shall giving the other party written notice of such breach and the basis therefor. Thereafter, the party receiving such notice shall have thirty (30) days to cure such breach or provide evidence that no such breach has occurred. If the party receiving such notice has failed to cure such breach or demonstrate the absence of such a breach within such 30-day period, the party giving the notice may thereafter terminate this Agreement with immediate effect.
3.    Compensation.
3.1.    Advisory Fees. The Company shall pay a flat rate fee to the Advisor for the services provided hereunder of $5,000,000 per year, payable on the first business day of each year (i.e., on January 2, 2018, January 2, 2019, etc.). In consideration of annual advisory fee payable hereunder, the Advisor shall be responsible for the payment of all travel expenses incurred by the Advisor and/or Ferro in connection with its or his performance of services on behalf of the Company during the Term of this Agreement.
3.2.    Termination of Aircraft Agreement. The Company and the Advisor agree that the Aircraft Dry Sublease Agreement entered into between them in 2016 will remain in effect with respect to expenses incurred by the Advisor on or before December 31, 2017, and shall be canceled and terminate at 11:59 p.m. on, and with respect to expenses incurred after, December 31, 2017.
4.    Non-Competition. The Advisor agrees that the Advisor will not, and Ferro agrees that Ferro will not, as a principal, stockholder, partner, agent, consultant, independent contractor, employee, or directly or indirectly in any other individual or representative capacity, directly or indirectly, without the Company’s prior written approval, engage in, continue in, or carry on a daily printed newspaper business for any of the corporations listed on Exhibit A hereto (or any of their respective subsidiaries or affiliates through which they, or any successor thereto, carry out a daily printed newspaper business) during the Term of this Agreement; provided, however, that nothing in this Section shall restrict any passive investment by the Advisor, Ferro or their respective affiliates if such investment constitutes less than 5% of the investment entity’s outstanding equity. This Section 4 shall not restrict any relationship between the Advisor and/or Ferro and any business that is not principally engaged in a daily printed newspaper business, including any company that may acquire any of the corporations listed on Exhibit A if such acquirer’s principal business is not the daily printed newspaper business.
5.    Amendment to Securities Purchase Agreement.
5.1.    Section 10.1. Section 10.1 of the Securities Purchase Agreement shall be amended by deleting the words “the third (3rd) anniversary of the Closing Date” and replacing them with the words “the date that is the later of (a) the third (3rd) anniversary of the Closing Date and (b) the date that is 30 days after the termination of the Consulting Agreement dated as of December 20, 2017 by and among the Company, Merrick Ventures LLC and certain other parties (the “Consulting Agreement”).”

5.2.    Section 10.2. Section 10.2 of the Securities Purchase Agreement shall be amended by deleting the words “the third (3rd) anniversary of the Closing Date” and replacing them with the words “the date that is the later of (a) the third (3rd) anniversary of the Closing Date and (b) the date that is 30 days after the termination of the Consulting Agreement” and by adding the words “or any shares of Common Stock acquired by the Investor Group” after the words “any Shares”.
5.3.    Section 10.4. Section 10.4 of the Securities Purchase Agreement shall be amended by deleting the words “(a) would result in any Person Beneficially Owning more than 4.9% of the then outstanding shares of Common Stock or (b)”.
5.4.    The amendments set forth in this Section 5 shall survive any termination of this Agreement. Except with respect to the addition of Clause (b) to each of Section 10.1 and Section 10.2 of the Securities Purchase Agreement, nothing in this Agreement shall extend the application of any provision of the Securities Purchase Agreement beyond the time that such provision would have terminated pursuant to Section 10.6 of the Securities Purchase Agreement.
6.    Right of First Offer.
6.1.    In the event that any member of Investor Group desires to sell any shares of Common Stock (including the Shares) representing at least two percent (2%) of the then-outstanding shares of Common Stock in a transaction or series of related transactions, then such member of the Investor Group shall, and the Investor shall cause such member to, first, prior to consummating such sale, give prior written notice to tronc of such intent and specify the aggregate number of shares which the Investor Group is proposing to sell (the “ROFO Notice”). Within thirty (30) days from the date of receipt of the ROFO Notice, tronc may either decline in writing to offer to buy such shares, or may propose in writing a price (not less than the then-current ten day volume average weighted price per share of the Common Stock) at which tronc offers to buy all (but not less than all) of such shares (the “tronc Offer”). The Investor Group shall have seven (7) days after receipt of the tronc Offer to either accept in writing the tronc Offer or to decline in writing the tronc Offer. If tronc does not make a tronc Offer, or if the Investor Group declines the tronc Offer, the Investor Group may thereafter, for a period of thirty (30) days after the earlier of (x) the date of the tronc Offer or (y) the last date by which tronc may make a tronc Offer pursuant to this Section 6, and subject to any other restrictions under this Section 6, sell or enter into an agreement to sell any of the shares covered by the ROFO Notice at a price no less than the lesser of (i) (A) (x) if tronc does not make a tronc Offer, the price specified in the ROFO Notice, or (y) if tronc makes a tronc Offer, the price specified in the tronc Offer, or (B) the market price of such shares based on the closing price per share of the Common Stock on the trading day immediately prior to the consummation of such transaction (in each case without regard to any reasonable and customary underwriters’ discounts or commissions applicable to such transaction). To the extent shares are to be transferred to tronc pursuant to this Section 6.1, the Investor Group shall cause such shares to be transferred free and clear of all Liens, claims, encumbrances and other restrictions (other than as set forth in this Agreement) and shall be deemed to have represented that the Investor Group has full right, title and interest in and to such shares and has all necessary power and authority and has taken all necessary actions to sell such shares. The closing of any transfer pursuant to this Section 6.1 shall occur in accordance with the terms and provisions of the offer and this Agreement.
6.2.    Any proposed transfer by the Investor Group not consummated within the time periods set forth in this Section 6 shall again be subject to this Section 6 and shall require compliance by the Investor Group with the procedures described in this Section 6. The exercise or non-exercise of the rights of tronc under this Section 6 with respect to any proposed transfer shall not adversely affect its rights with respect to subsequent transfers by the Investor Group under this Section 6.
6.3.    The right of first offer set forth in this Section 6 shall (a) amend, replace and supersede the right of first offer set forth in Section 10.5 of the Securities Purchase Agreement (the “Original ROFO”), and (b) terminate at the same time that the Original ROFO would have terminated pursuant to Section 10.6 of the Securities Purchase Agreement.
7.    Disclosure. During the Term, both parties shall retain the right to disclose, both orally and in writing, the Advisor's appointment as a consultant to the Company, subject to the prior approval (which shall not be unreasonably withheld, conditioned or delayed) by the Advisor of the text of any such disclosures.
8.    Appointment Non-Exclusivity. The Company hereby agrees to appoint the Advisor as a consultant to the Company, and the Advisor hereby accepts such appointment. Subject to Section 4 of this Agreement, in no event shall the Advisor be restricted from providing services to any company, person or entity.
9.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or prohibited by or under applicable law, such provision shall be ineffective only to the extent of such prohibition, or invalidity without invalidating the remainder of this Agreement.
10.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed. The Company shall be entitled to assign its rights and obligations under this Agreement in whole or in part, to one or more Affiliates of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder unless the Advisor consents thereto. This Agreement is not assignable by the Advisor.

11.    Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois without giving effect to the provisions thereof regarding conflict of laws.
12.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), sent by facsimile or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or, alternatively, all notices, demands or other communications shall be deemed to have been given upon the date the recipient thereof refuses delivery provided all delivery charges are prepaid. Such notices, demands and other communications shall be sent to the Advisor and the Company at the addresses indicated below:

If to Advisor, Ferro or Merrick Media, LLC:	If to the Company or tronc:
Chairman Merrick Ventures LLC 180 N. Stetson Ave. Suite 3500 Chicago, IL 60601	Chief Executive Officer tronc, Inc. 435 North Michigan Avenue Chicago, Illinois 60611
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
13.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of the body of this Agreement.
14.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Signatures transmitted by facsimile or by e-mail shall be deemed originals for all purposes.
15.    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the exhibits hereto embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
16.    Amendments and Waivers. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. Any failure by any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and will not affect the right of such party to enforce each and every provision hereof in accordance with its terms.
17.    Additional Matters. The Company acknowledges and agrees that in performing the services requested pursuant to this Agreement the Advisor will be highly dependent on information provided by the Company. The Advisor does not make any warranties or guarantees of any nature with respect to the success or satisfactory conclusion of the consulting services contemplated hereby or as to any economic, financial or other results which may be obtained or experienced by the Company as a result of the performance of the consulting services contemplated hereby.
18.    Nature of Relationship. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between the Company, on the one hand, and Advisor, on the other hand. Advisor shall be an independent contractor and shall have no authority to hold itself out as an agent of the Company. Advisor shall not, and shall have no authority to, enter into any agreement or incur any obligations on the Company’s behalf, or commit the Company in any manner without the prior written consent of the Company.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
COMPANY:

TRIBUNE PUBLISHING COMPANY, LLC

By: /s/ Justin C. Dearborn
Name:    Justin C. Dearborn
Title:    Chief Executive Officer

ADVISOR:

MERRICK VENTURES, LLC

By: /s/ Michael W. Ferro, Jr.
Name:    Michael W. Ferro, Jr.
Title:     Chairman and CEO

SOLELY FOR PURPOSES OF SECTIONS 4, 5, 6 and 9-17:

FERRO:

/s/ Michael W. Ferro, Jr.
Michael W. Ferro, Jr.

SOLELY FOR PURPOSES OF SECTIONS 4, 5, 6, 9-17:

MERRICK MEDIA, LLC

By: /s/ Michael W. Ferro, Jr.
Name:    Michael W. Ferro, Jr.
Title:    Manager

SOLELY FOR PURPOSES OF SECTIONS 4, 5, 6, 9-17:

TRONC, INC.

By: /s/ Justin C. Dearborn
Name: Justin C. Dearborn
Title: Chief Executive Officer